Exhibit 99.1

SWM ANNOUNCES AMENDMENT TO EXISTING CREDIT FACILITY INCLUDING NEW $350 MILLION TERM LOAN B TO FINANCE PROPOSED OFFER TO ACQUIRE SCAPA GROUP

PROVIDES PRELIMINARY RESULTS FOR FOURTH QUARTER AND FULL YEAR 2020

ALPHARETTA, GEORGIA. February 9, 2021 – SWM International, Inc. ("SWM" or the "Company") (NYSE: SWM) announced today that the Company has entered into an amendment to its existing credit agreement to, among other things, add a new $350 million Term Loan B facility with a seven-year maturity. The proceeds from the Term Loan B, together with up to $325 million under the Company’s existing revolving credit facility, will be used to finance acquisition costs related to the proposed offer to acquire Scapa Group Plc (LSE:SCPA), which was announced on January 27, 2021.

JPMorgan Chase Bank, N.A. is acting as administrative agent for the amended credit agreement, and JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC and Truist Securities, Inc. are acting as joint bookrunners and joint lead arrangers. The Company has commenced the syndication of the Term Loan B, which is expected to be completed during the week of February 22nd, 2021. Certain terms of the Term Loan B remain subject to market conditions and completion of the syndication.

In conjunction with the intended Term Loan B syndication, the Company is providing an update on certain expected fourth quarter and full year 2020 financial results. Key items and commentary are as follows:

–	4Q:20 sales are expected to be approximately $279 million

–	4Q:20 GAAP operating profit is expected to be between $21 million and $25 million

–	4Q:20 Adjusted EBITDA (see non-GAAP reconciliations) is expected to be between $45 million and $49 million

–	FY:20 sales are expected to be approximately $1,074 million

–	FY:20 GAAP operating profit is expected to be between $127 million and $131 million

–	FY:20 adjusted EBITDA (see non-GAAP reconciliations) is expected to be between $211 million and $215 million

–	Total debt is expected to be approximately $593 million and cash is expected to be approximately $55 million

–	The Company's liquidity position is expected to be approximately $500 million, consisting of $55 million of cash and $445 million of revolver availability

–	Per the terms of the Company’s amended credit facility, net debt to adjusted EBITDA is expected to be between 2.3x and 2.4x; adjusted EBITDA under the terms of our amended credit facility includes additional favorable adjustments of approximately $17 million that are not presented in adjusted EBITDA above and in the reconciliation tables below, including adjustments for stock based compensation expense, non-cash pension expenses, dividends received from joint ventures, and acquisition-related items

CEO Dr. Jeff Kramer commented “We finished 2020 with very high organic sales growth in AMS, driven by strong demand for transportation films, and continued solid execution in EP. We are very proud of our global teams and the full year results we delivered, especially given the COVID-19 environment, and are well positioned to carry positive momentum into 2021.”

The Company will provide further details during its fourth quarter and full year 2020 earnings call on February 19th, 2021.

Non-GAAP reconciliation of GAAP operating profit to adjusted EBITDA

($ millions)	4Q:2020	FY:2020
GAAP operating profit	$21 to $25	$127 to $131
Plus: restructuring and impairment, and plant closure expenses	4.2	13.9
Plus: depreciation & amortization	19.3	70.1
Adjusted EBITDA	$45 to $49	$211 to $215

The expected GAAP and non-GAAP financial results included above reflect management’s current estimates. We have provided expected results and estimated ranges for certain of these metrics, but we have not yet completed the closing procedures for the quarter and the audit of our Fiscal 2020 financial statements has not been completed. During the course of the preparation of our financial statements and related notes and the completion of the audit for Fiscal 2020, additional adjustments to the preliminary estimated financial information presented above may be identified. Any such adjustments may be material. Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

About SWM

SWM is a leading global performance materials company. Our highly engineered films, nets, nonwovens and papers are designed and manufactured using resins, polymers, and natural fibers for a variety of industries and applications. We provide our customers with essential components that enhance the performance of their products. End markets served include filtration, transportation, infrastructure and construction, medical, industrial, tobacco, energy, food services and home décor. SWM and its subsidiaries manufacture on four continents, conduct business in over 80 countries and employ approximately 3,600 people worldwide. For further information, please visit SWM’s website at www.swmintl.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, federal securities laws, and other applicable laws, that are subject to the safe harbor created by such laws and other legal protections. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements in this press release include, without limitation, those regarding the completion of the syndication of our new Term Loan B facility, the proposed offer to acquire Scapa Group Plc, and expected fourth quarter and full year 2020 financial results guidance, and other statements generally identified by words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "aim", "will", "may", "hope", "continue", "would", "could" or "should" or other words of similar meaning or the negative thereof.

These forward-looking statements are made only as of the date of this press release. They are prospective in nature and note based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which our business shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. We undertake no obligation, nor have any intention, except as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition, forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties (some of which are beyond the Company’s control) and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, those set forth in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q and subsequently filed period reports, which can be found at the SEC’s website www.sec.gov, as well as the following factors:

•	Risks associated with pandemics and other public health emergencies, including the continued spread and impact of, and the governmental and third party response to, the COVID-19 pandemic;
•	The impact of mandatory business closures, limits on non-essential travel, “social or physical distancing” guidelines, “shelter-in-place” mandates and similar governmental and private measures taken to combat the spread of COVID-19;
•	Changes in sales or production volumes, pricing and/or manufacturing costs of Recon products, cigarette paper (including for LIP cigarettes), including any change by our customers in their tobacco and tobacco-related blends for their cigarettes, their target inventory levels and/or the overall demand for their products, new technologies such as e-cigarettes, inventory adjustments and rebalancings in our EP segment. Additionally, competition and changes in AMS end-market products due to changing customer demands;
•	Changes in the Chinese economy, including relating to the demand for reconstituted tobacco, premium cigarettes and netting and due to impact of tariffs;
•	Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•	Changes in the source and intensity of competition in our commercial segments. We operate in highly competitive markets in which alternative supplies and technologies may attract our customers away from our products. In addition, our customers may, in some cases, produce for themselves the components that the Company sells to them for incorporation into their products, thus reducing or eliminating their purchases from us;
•	Our ability to attract and retain key personnel, due to our prior restructuring actions, the tobacco industry in which we operate or otherwise;
•	Weather conditions, including potential impacts, if any, from climate change, known and unknown, seasonality factors that affect the demand for virgin tobacco leaf and natural disasters or unusual weather events;
•	Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•	Increases in commodity prices and lack of availability of such commodities, including energy, wood pulp and resins, which could impact the sales and profitability of our products;
•	Adverse changes in the oil, gas, automotive, construction and infrastructure, and mining sectors impacting key AMS segment customers;
•	Increases in operating costs due to inflation or otherwise, such as labor expense, compensation and benefits costs;
•	Employee retention and labor shortages;
•	Changes in employment, wage and hour laws and regulations in the U.S., France and elsewhere, including the loi de Securisation de l'emploi in France, unionization rule and regulations by the National Labor Relations Board in the U.S., equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•	Labor strikes, stoppages, disruptions or other disruptions at our facilities;

•	The impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures;
•	Existing and future governmental regulation and the enforcement thereof, for example relating to the tobacco industry, taxation and the environment (including the impact thereof on our Chinese joint ventures);
•	New reports as to the effect of smoking on human health or the environment;
•	Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro and Real) and on interest rates and the effects of the ongoing discussions between the U.K. and European Union to determine the terms of the U.K.'s withdrawal from the European Union;
•	Changes in the method pursuant to which LIBOR rates are determined and the phasing out of LIBOR after 2021;
•	Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•	The success of, and costs associated with, our current or future restructuring initiatives, including the granting of any needed governmental approvals and the occurrence of work stoppages or other labor disruptions;
•	Changes in the discount rates, revenue growth, cash flow growth rates or other assumptions used by the Company in its assessment for impairment of assets and adverse economic conditions or other factors that would result in significant impairment charges;
•	The failure of one or more material suppliers, including energy, resin and pulp suppliers, to supply materials as needed to maintain our product plans and cost structure;
•	International conflicts and disputes, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•	Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•	The pace and extent of further international adoption of LIP cigarette standards and the nature of standards so adopted;
•	Risks associated with our 50%-owned, non-U.S. joint ventures relating to control and decision-making, compliance, accounting standards, transparency and customer relations, among others;
•	A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;
•	The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs, including those in Brazil, France and Germany;
•	The outcome and cost of LIP-related intellectual property infringement and validity litigation in Europe and the Glatz's German Patent Court invalidation proceedings;
•	Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•	Risks associated with acquisitions or other strategic transactions, including acquired liabilities and restrictions, retaining customers from businesses acquired, achieving any expected results or synergies from acquired businesses, complying with new regulatory frameworks, difficulties in integrating acquired businesses or implementing strategic transactions generally and risks associated with international acquisition transactions, including in countries where we do not currently have a material presence;
•	Risks associated with dispositions, including post-closing claims being made against us, disruption to our other businesses during a sale process or thereafter, credit risks associated with any buyer of such disposed assets and our ability to collect funds due from any such buyer;
•	Risks associated with our global asset realignment initiatives, including: changes in tax law, treaties, interpretations, or regulatory determinations; audits made by applicable regulatory authorities and/or our auditor; and our ability to operate our business in a manner consistent with the regulatory requirements for such realignment;
•	Increased taxation on tobacco-related products;
•	Costs and timing of implementation of any upgrades or changes to our information technology systems;

•	Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•	Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•	Changes in construction and infrastructure spending and its impact on demand for certain products;
•	Potential loss of consumer awareness and demand for acquired companies’ products if it is decided to rebrand those products under the Company’s legacy brand names; and
•	Other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

Non-GAAP Financial Measures

In this press release the Company has provided guidance with respect to Adjusted EBITDA, which is a financial metric that has not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and is therefore a "non-GAAP" financial measure. The Company has provided a reconciliation of its estimated Adjusted EBITDA to estimated GAAP operating profit, but has not provided a reconciliation to estimated GAAP net income, which the Company believes is the most directly comparable GAAP measure. Such a reconciliation is not available at this time without unreasonable effort in light of the fact that the applicable reconciling items are not determinable based on the inherent difficulty in quantifying such reconciling items, due primarily to the complexity of the quarterly closing process related to the Company’s provision for income tax as a result of Company’s global footprint.

The Company believes that the presentation of non-GAAP financial measures in addition to GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

For further information, please contact:

Andrew Wamser

Chief Financial Officer

Phone (770) 569-4271

Mark Chekanow

Director of Investor Relations

Phone: (770) 569-4229